Exhibit 2


                                        May 12, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

     Re:  Golden Cycle Gold Corporation

Gentlemen:

     We have acted as counsel to Golden Cycle Gold Corporation, a Colorado corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, of 100,000 shares (the "Shares") of Common Stock of the Company, no par value ("Common Stock"), which are currently held by certain shareholders of the Company.

     In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on and subject to the foregoing, we hereby advise you that, in our opinion, the Shares have been duly authorized and are validly issued, fully-paid and nonassessable.

     We hereby consent to the use and filing of this opinion in connection with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related Prospectus.

                                        Very truly yours,



                                        ZIMET, HAINES, FRIEDMAN
                                          & KAPLAN